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                                                                    EXHIBIT 24.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form 10-KSB Annual Report of Aspac Communication, Inc.,for the year ended September 30, 1998, our report dated December 23, 1998 (except as to Note 12(b) which is as of January 5, 1999), relating to the financial statements of Aspac Communications, Inc. which appear in such Form 10-KSB.



                           WEINBERG & COMPANY, P.A.
                           Certified Public Accountants



Boca Raton, Florida
January 13, 1999